Exhibit 10.60

Form of Lock-Up Agreement

AMASS Brands Inc.

860 E Stowell Road

Santa Maria, CA, 93454

RE: AMASS Brands Inc. (the “Company”) – Lock-Up Agreement

Ladies and Gentlemen:

The undersigned is an owner of record or beneficially of certain shares of Common Stock of the Company (“Common Stock”) or securities convertible into or exchangeable or exercisable for Common Stock. The Company proposes to carry out a direct listing of Common Stock (the “Direct Listing”). The undersigned recognizes that the Direct Listing will be of benefit to the undersigned and will benefit the Company by, among other things, facilitating an orderly market for its Common Stock and providing liquidity to its shareholders. The undersigned acknowledges that the Company is relying on the representations and agreements of the undersigned contained in this letter in carrying out the Direct Listing.

In consideration of the foregoing, the undersigned hereby agrees that the undersigned will not offer to sell, contract to sell, or otherwise sell, dispose of, loan, pledge or grant any rights with respect to (collectively, a “Disposition”) any shares of Common Stock, any options or warrants to purchase any shares of Common Stock or any securities convertible into or exchangeable for shares of Common Stock (collectively, “Securities”) now owned or hereafter acquired directly by such person or with respect to which such person has or hereafter acquires the power of disposition, otherwise than (i) as a bona fide gift or gifts, provided the donee or donees thereof agree in writing to be bound by this Lock-Up Agreement, (ii) as a distribution to partners or shareholders of such person, provided that the distributees thereof agree in writing to be bound by the terms of this Lock-Up Agreement, (iii) with respect to dispositions of Common Shares acquired on the open market or (iv) with the prior written consent of the Company, for the period commencing on the date of the Direct Listing (the “Lock-up Period”) as follows:

(a)	From the date of the Direct Listing through and including the [90]th day thereafter, [100]% of the Securities shall be subject to the restrictions set forth herein;
(b)	From the [91]st day through and including the [135]th day following the date of the Direct Listing, [95]% of the Securities shall be subject to the restrictions set forth herein (with [5]% of the Securities being released from such restrictions);
(c)	From the [136]th day through and including the [150]th day following the date of the Direct Listing, [85]% of the Securities shall be subject to the restrictions set forth herein (with an additional [10]% of the Securities being released from such restrictions);
(d)	From the [151]st day through and including the [179]th day following the date of the Direct Listing, [65]% of the Securities shall be subject to the restrictions set forth herein (with an additional [20]% of the Securities being released from such restrictions); and
(e)	From and after the [180]th day following the date of the Direct Listing, [100]% of the Securities shall be released from the restrictions set forth herein.

The foregoing restriction has been expressly agreed to preclude the holder of the Securities from engaging in any hedging or other transaction which is designed to or reasonably expected to lead to or result in a Disposition of Securities during the Lock-up Period (except to the extent such Securities have been released from restrictions as set forth above), even if such Securities would be disposed of by someone other than such holder. Such prohibited hedging or other transactions would include, without limitation, any short sale (whether or not against the box) or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any Securities or with respect to any security (other than a broad-based market basket or index) that included, relates to or derives any significant part of its value from Securities. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of shares of Common Stock or Securities held by the undersigned except in compliance with the foregoing restrictions. The Company, in its sole discretion, may waive any provisions(s) of this Lock-Up Agreement in connection with a proposed Disposition of Securities.

This agreement is irrevocable and will be binding on the undersigned and the respective successors, heirs, personal representatives, and assigns of the undersigned. In the event that the Direct Listing shall not have occurred on or before December 31, 2026, this Lock-Up Agreement shall be of no further force or effect.

Dated:

Printed Name of Holder

By:
Signature

Printed Name of Person Signing
(and indicate capacity of person signing if signing as custodian, trustee, or on behalf of an entity)